UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
____________________
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

SolarWinds Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	81-0753267
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

7171 Southwest Parkway, Building 400 Austin, Texas	78735
(Address of principal executive offices)	(Zip Code)
____________________
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common stock, par value $0.001 per share	The New York Stock Exchange
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐
If this form relates to the registration of a class of securities concurrently with a Registration A offering, check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-227479
Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.	Description of Registrant's Securities to be Registered
The class of securities to be registered hereby is the common stock, par value $0.001 per share (the “Common Stock”), of SolarWinds Corporation, a Delaware corporation (the “Registrant”).
For a description of the Common Stock, reference is made to the information set forth under the heading “Description of Capital Stock” contained in the Registrant’s Registration Statement on Form S-1 (File No. 333-227479), as initially filed with the Securities and Exchange Commission (the “Commission”) on September 21, 2018, as subsequently amended (the “Registration Statement”), and in the prospectus included in the Registration Statement to be filed separately by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus shall be deemed to be incorporated by reference herein.

Item 2.	Exhibits
Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 19, 2018	SOLARWINDS CORPORATION

	By:	/s/ Kevin B. Thompson
Kevin B. Thompson
President and Chief Executive Officer